UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2005

GENERAL MILLS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1185	41-0274440
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Number One General Mills Boulevard Minneapolis, Minnesota (Mail: P.O. Box 1113)	55426 (Mail: 55440)
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (763) 764-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[ ]	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 2.05	Costs Associated With Exit or Disposal Activities.

On May 16, 2005, General Mills, Inc. (the “Company”) decided to relocate a portion of its U.S. Retail frozen baked goods production from its Boston, Massachusetts facility to another facility to reduce manufacturing costs. As a result of this relocation decision, the Company anticipates incurring a pretax charge of approximately $30 million in the fourth quarter of fiscal 2005, primarily for the write-down of assets to their net realizable value. The Company also anticipates incurring pretax costs of approximately $6 million following fiscal 2005, primarily cash expenditures for severance, decommissioning and start-up costs resulting from the relocation decision. The Company anticipates completing the relocation in approximately one year.

Item 2.06	Material Impairments.

The information contained in Item 2.05 above is incorporated by reference herein.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2005

GENERAL MILLS, INC.

By:	/s/ Siri S. Marshall
Name: Siri S. Marshall Title: Senior Vice President, General Counsel & Chief Governance and Compliance Officer